Exhibit 10.7

150 Monument Road, Suite 207

Bala Cynwyd, PA 19004

November 28, 2017

Wake Forest University Health Sciences
Medical Center Boulevard
Winston-Salem, North Carolina 27157
Attention: Chief Innovation Officer

Ladies and Gentlemen:

Reference is made to:

(i)that certain License Agreement dated as of November 30, 2016 (the “Agreement”), by and among Chondrial Therapeutics IP Holdings, LLC (f/k/a Chondrial Therapeutics, LLC) and Wake Forest University Health Sciences.

By their signatures below and for good and valuable consideration, the parties hereby acknowledge and agree as follows:

1.Chondrial Party.

Chondrial Therapeutics IP Holdings, LLC (f/k/a Chondrial Therapeutics, LLC), having its principal offices at 4500 East 75th Street, Indianapolis, Indiana 46250 was listed in error as a party to the Agreement. The proper and full name and address of the Chondrial entity that is a party to the Agreement is Chondrial Therapeutics IP, LLC, a Delaware Limited Liability Company, having its principal offices at 150 Monument Road, Suite 207, Bala Cynwyd, PA 19004.

Accordingly, the Agreement is hereby amended as of the date hereof to replace “Chondrial Therapeutics IP Holdings, LLC (f/k/a Chondrial Therapeutics, LLC), having its principal offices at 4500 East 75th Street, Indianapolis, Indiana 46250” with “Chondrial Therapeutics IP, LLC, a Delaware Limited Liability Company having its principal offices at 150 Monument Road, Suite 207, Bala Cynwyd, PA 19004.”

2.Effect.

Except as amended hereby, the Agreement shall remain in full force and effect.

November 28, 2017

3.No Waiver.

This Letter Amendment is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any provision of the Agreement in the future.

4.Counterparts.

This Letter Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Chondrial Therapeutics IP, LLC

By: /s/ Jennifer S. Johansson______________
Name: Jennifer S. Johansson
Title: Vice President of Regulatory Affairs and Counsel

ACCEPTED AND AGREED TO

as of the date first above written:

Wake Forest University Health Sciences

By: /s/ Eric Tomlinson__________
Name: Eric Tomlinson, D.Sc., PhD
Title: Chief Innovation Officer